UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 28, 2020

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower
100 North Stanton Street
El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 1, 2019 (the “Merger Agreement”), by and among El Paso Electric Company, a Texas corporation (the “Company”), Sun Jupiter Holdings LLC, a Delaware limited liability company (“Parent”), and Sun Merger Sub Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub”). At the effective time of the Merger (defined below) (the “Effective Time”) on July 29, 2020 (the “Closing Date”), pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”).

On and subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, no par value, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by the Company) was cancelled and converted into the right to receive $68.25 in cash, without interest (the “Merger Consideration”), net of applicable withholding of taxes. In addition, at the Effective Time, each share of Company common stock subject to time-based vesting under the Company’s Amended and Restated 2007 Long-Term Incentive Plan, as amended and in effect from time to time (the “Company Stock Plan”), and any outstanding performance shares that were granted under the Company Stock Plan and represent the right to receive shares of Company common stock, whether vested or unvested, were cancelled with cash consideration paid therefor in accordance with the terms of the Merger Agreement. Parent’s acquisition of all the issued and outstanding shares of Company common stock for $68.25 per share in cash represents a total equity value of approximately $2.8 billion.

Prior to the Effective Time, the Company’s executive officers and certain employees held various types of compensatory awards with respect to Company common stock and the Company’s non-employee directors held shares of Company common stock subject to time-based vesting. The Merger Agreement provided for the treatment with respect to such awards and shares. For additional information regarding the Merger Agreement’s treatment of these compensatory awards, please see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2019, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2019, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On the Closing Date, in connection with the closing of the Merger (the “Closing”), the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the NYSE delist shares of Company common stock and file with the SEC a notification on Form 25 to report the delisting of shares of Company common stock from the NYSE and to deregister shares of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company common stock on the NYSE was suspended after closure of trading on the Closing Date.

Promptly following the effectiveness of the Form 25, the Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of its shares and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act, in each case with respect to Company common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note of this Current Report on Form 8-K and Items 3.01 and 5.03 is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company common stock immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and Merger Sub has been merged with and into the Company, with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, and effective as of the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time became the directors of the board of directors of the Surviving Corporation (the “Board”). As of the Effective Time, the members of the Board consisted of Kathy Alexander, Frank Cassidy, Ed Escudero, L. Frederick “Rick” Francis, Andrew “Landy” Gilbert, Mike Jesanis, Peter Kind, Kathleen Lawler, Raymond Palacios, and Adrian Rodriguez.

At the Effective Time, the officers of the Company as of immediately prior to the Effective Time continued as the officers of the Surviving Corporation; provided that, in connection with the Closing, the Company announced that Kelly Tomblin has been appointed as the incoming chief executive officer of the Company. Mr. Rodriguez will continue to serve as Interim Chief Executive Officer, General Counsel and Assistant Secretary until Ms. Tomblin joins the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of formation of the Surviving Company was amended and restated to be the same as the certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation is reflected as “El Paso Electric Company”, and is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the Effective Time, the bylaws of the Surviving Corporation were amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation is reflected as “El Paso Electric Company”, and is filed herewith as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 28, 2020, the Company issued a press release announcing the amount of its “stub period” dividend to be paid to record holders of Company common stock pursuant to the Merger Agreement. The “stub period” dividend will be in an amount equal to $0.004505 per share of Company common stock (which reflects the most recent regular quarterly dividend rate of $0.41 per share, divided by 91 days) multiplied by the number of days from and including June 17, 2020, the day after the record date for the most recent regular quarterly Company common stock dividend, to and including the day on which the Merger occurred, July 29, 2020. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on the Closing Date, the Company issued a press release announcing the Closing, a copy of which is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of June 1, 2019, by and among El Paso Electric Company, Sun Jupiter Holdings LLC and Sun Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2019)

3.1	Restated Certificate of Formation of El Paso Electric Company, effective as of July 29, 2020
3.2	Amended and Restated Bylaws of El Paso Electric Company, effective as of July 29, 2020
99.1	Press Release issued by El Paso Electric Company on July 28, 2020
99.2	Joint Press Release issued by El Paso Electric Company and The Infrastructure Investments Fund on July 29, 2020
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

Date: July 29, 2020

	By:	/s/ Nathan T. Hirschi
	Name:	Nathan T. Hirschi
	Title:	Senior Vice President – Chief Financial Officer